                                                                      Exhibit 21

Subsidiaries of Cleveland-Cliffs Inc
------------------------------------                            Jurisdiction
                                                                of Incorporation
Name of Subsidiary                                              or Organization
------------------                                              ----------------
  Cleveland-Cliffs Ore Corporation (1), (2)                    Ohio
  Cliffs and Associates Limited (3)                            Trinidad
  Cliffs Biwabik Ore Corporation (2)                           Minnesota
  Cliffs Copper Corp.                                          Ohio
  Cliffs Empire, Inc. (1), (4), (14)                           Michigan
  Cliffs Forest Products Company (1)                           Michigan
  Cliffs Fuel Service Company (1)                              Michigan
  Cliffs IH Empire, Inc. (1), (14)                             Michigan
  Cliffs Marquette, Inc. (1), (2)                              Michigan
  Cliffs MC Empire, Inc. (1), (4)                              Michigan
  Cliffs Mining Company                                        Delaware
  Cliffs Mining Services Company                               Delaware
  Cliffs Minnesota Minerals Company                            Minnesota
  Cliffs Oil Shale Corp. (2)                                   Colorado
  Cliffs of Canada Limited (1)                                 Ontario, Canada
  Cliffs Reduced Iron Corporation                              Delaware
  Cliffs Reduced Iron Management Company (5)                   Delaware
  Cliffs Resources, Inc.                                       Delaware
  Cliffs Synfuel Corp. (2)                                     Utah
  Cliffs TIOP, Inc. (1), (6)                                   Michigan
  Empire-Cliffs Partnership (4)                                Michigan
  Empire Iron Mining Partnership (7)                           Michigan
  Escanaba Properties Company (1)                              Michigan
  Hibbing Taconite Company, a joint venture (8)                Minnesota
  IronUnits.com LLC                                            Delaware
  Kentucky Coal Company                                        Delaware
  Lake Superior & Ishpeming Railroad Company (9)               Michigan
  Lasco Development Corporation (9)                            Michigan
  Marquette Iron Mining Partnership (2)                        Michigan
  Minerais Midway Ltee-Midway Ore Company Ltd. (10)            Quebec, Canada
  Northshore Mining Company (11)                               Delaware
  Northshore Sales Company (12)                                Ohio
  Pickands Erie Corporation (10)                               Minnesota
  Pickands Hibbing Corporation (8)                             Minnesota
  Pickands Mather & Co. International                          Delaware
  Pickands Radio Co. Ltd. (10)                                 Quebec, Canada
  Seignelay Resources, Inc. (10)                               Delaware
  Silver Bay Power Company (12)                                Delaware
  Syracuse Mining Company (10)                                 Minnesota
  The Cleveland-Cliffs Iron Company                            Ohio
  The Cleveland-Cliffs Steamship Company (1)                   Delaware
  Tilden Mining Company L.C. (6)                               Michigan
  Wabush Iron Co. Limited (13)                                 Ohio
  Wheeling-Pittsburgh/Cliffs Partnership (14)                  Michigan


See footnote explanation on page 61.


                                      -60-
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(1)      The named subsidiary is a wholly-owned subsidiary of The
         Cleveland-Cliffs Iron Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(2) Marquette Iron Mining Partnership ("Marquette Partnership") is a Michigan partnership. Cleveland-Cliffs Ore Corporation and Cliffs Marquette, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in the Marquette Partnership. Cleveland-Cliffs Ore Corporation also owns 100% of Cliffs Biwabik Ore Corporation. The Marquette Partnership owns 100% of Cliffs Oil Shale Corp. and Cliffs Synfuel Corp.

(3) Cliffs and Associates Limited is a Trinidad corporation. Cliffs Reduced Iron Corporation has an 84.38% interest in Cliffs and Associates Limited.

(4) Empire-Cliffs Partnership is a Michigan partnership. Cliffs MC Empire, Inc. and Cliffs Empire, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in Empire-Cliffs Partnership.

(5) The named subsidiary is a wholly-owned subsidiary of Cliffs Reduced Iron Corporation, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(6) Tilden Mining Company L.C. is a Michigan limited liability company. Cliffs TIOP, Inc., a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has a 40% interest in Tilden Mining Company L.C.

(7) Empire Iron Mining Partnership is a Michigan partnership. The Cleveland-Cliffs Iron Company has a 35% indirect interest in the Empire Iron Mining Partnership.

(8) Cliffs Mining Company has a 10% and Pickands Hibbing Corporation, a wholly-owned subsidiary of Cliffs Mining Company, has a 5% interest in Hibbing Taconite Company, a joint venture.

(9) Cliffs Resources, Inc. owns a 99.5% interest in Lake Superior & Ishpeming Railroad Company. Lasco Development Corporation is a wholly-owned subsidiary of Lake Superior & Ishpeming Railroad Company.

(10) The named subsidiary is a wholly-owned subsidiary of Cliffs Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(11) The named subsidiary is a wholly-owned subsidiary of Cliffs Minnesota Minerals Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(12) The named subsidiary is a wholly-owned subsidiary of Northshore Mining Company, which in turn is a wholly-owned subsidiary of Cliffs Minnesota Minerals Company.

(13) Wabush Iron Co. Limited is an Ohio corporation. Cliffs Mining Company owns a 60.16% interest in Wabush Iron Co. Limited, which owns 37.87% interest in Wabush Mines.

(14) Wheeling-Pittsburgh/Cliffs Partnership ("W-P/Cliffs Partnership") is a Michigan partnership. Cliffs Empire, Inc. and Cliffs IH Empire, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in W-P/Cliffs Partnership.


                                      -61-